Exhibit 99.1

ATTAINMENT HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

ATTAINMENT HOLDINGS LIMITED AND SUBSIDIARIES

INDEX

PAGE

CONSOLIDATED BALANCE SHEETS	2

CONSOLIDATED STATEMENTS OF OPERATIONS	3

CONSOLIDATED STATEMENTS OF CASH FLOWS	4

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME	5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	6 - 16

Attainment Holdings Limited and Subsidiaries
Consolidated Balance Sheets
(In US Dollars)

	March 31,	December 31,
	2009	2008
ASSETS:	(unaudited)
Current Assets:
Cash and cash equivalents	$4,349,432	$2,655,808
Trade receivables, net (Note 3)	7,329,067	5,239,785
VAT tax refundable	73,217	-
Inventories, net (Note 4)	7,450,568	7,293,544
Other receivables and prepaid expense	1,820	15,103
Total current assets	19,204,104	15,204,240
Property and equipment, net (Note 5)	2,680,763	2,770,782
Total Assets	$21,884,867	$17,975,022

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable-trade	$2,931,486	$2,309,026
Accrued liabilities and other payable	237,407	240,130
Various taxes payable	-	39,972
Wages payable	366,843	295,367
Corporate tax payable (Note 8)	757,309	469,435
Total Current Liabilities	4,293,045	3,353,930
Due to director (Note 6)	1,217,440	1,339,337
Total Liabilities	5,510,485	4,693,267

Commitments and Contingencies (Note 9)	-	-

Stockholders' Equity:
Common stock, $1 par value, 50,000 shares authorized, 1 share issued and outstanding at March 31, 2009 and December 31, 2008,
(Note 1)	1	1
Additional paid-in capital	176,309	159,338
Accumulated other comprehensive income	1,152,545	1,089,032
Statutory surplus reserve fund (Note 7)	1,177,075	1,177,075
Retained earnings (unrestricted)	13,868,452	10,856,309
Total Stockholders' Equity	16,374,382	13,281,755
Total Liabilities and Stockholders' Equity	$21,884,867	$17,975,022

The accompanying notes are an integral part of these financial statements.

Attainment Holdings Limited and Subsidiaries
Consolidated Statements of Operations
 (In US Dollars)
(unaudited)

	For the Three Months Ended
	March 31,
	2009	2008

Sales	$18,893,146	$11,506,695
Cost of Goods Sold	13,539,505	8,205,106
Gross Profit	5,353,641	3,301,589
Operating Costs and Expenses:
Selling expenses	883,870	658,683
General and administrative expenses	315,384	273,751
Research and development	368,580	197,212
Depreciation	5,421	5,827
Total operating costs and expenses	1,573,255	1,135,473

Income From Operations	3,780,386	2,166,116
Other income (expenses)
Interest income	6,037	986
Imputed interest (Note 6)	(16,971)	(5,941)
Total other income (expenses)	(10,934)	(4,955)

Income before income taxes	3,769,452	2,161,161
Provision for income taxes (Note 8)	(757,309)	(390,398)

Net income	$3,012,143	$1,770,763

The accompanying notes are an integral part of these financial statements.

Attainment Holdings Limited and Subsidiaries
Consolidated Statements of Cash Flows
 (In US Dollars)
(unaudited)

	For the Three Months Ended
	March 31,
	2009	2008
Cash Flows From Operating Activities:
Net income	$3,012,143	$1,770,763
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation	148,826	122,717
Imputed interest	16,971	5,941
Changes in operating assets and liabilities:
Accounts receivable-trade	(2,089,282)	(2,069,383)
Other receivable and prepaid expenses	13,283	86,019
Inventories, net	(157,024)	(517,305)
Accounts payable and accrued liabilities	619,737	1,852,104
Various taxes payable	(113,189)	9,307
Wages payable	71,476	85,038
Corporate tax payable	287,874	279,857
Net cash provided by operating activities	1,810,815	1,625,058

Cash Flows From Investing Activities:
Purchases of property and equipment	(62,120)	(244,373)
Net cash used by investing activities	(62,120)	(244,373)

Cash Flows From Financing Activities:
Proceeds from (repayment of) short-term loans	-	(164,520)
Proceeds from (repayment of) due to related parties	(121,897)	63,394
Net cash provided (used) by financing activities	(121,897)	(101,126)

Effect of exchange rate changes on cash and cash equivalents	66,826	343,257
Increase in cash and cash equivalents	1,693,624	1,622,816
Cash and cash equivalents, beginning of period	2,655,808	1,588,778
Cash and cash equivalents, end of period	$4,349,432	$3,211,594

Supplemental disclosure information:
Income taxes paid	$1,226,684	$519,327

The accompanying notes are an integral part of these financial statements.

Attainment Holdings Limited and Subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity and Comprehensive Income
(In US Dollars)
(unaudited)

				Accumulated
			Additional	Other	Statutory	Retained	Total
	Common Stock		Paid-in	Comprehensive	Reserve	Earnings	Stockholders'	Comprehensive
	Shares	Amount	Capital	Income	Fund	(Unrestricted)	Equity	Income

Balance
December 31, 2008	1	$1	$159,338	$1,089,032	$1,177,075	$10,856,309	$13,281,755

Imputed interest	-	-	16,971	-	-	-	16,971
Net income	-	-	-	-	-	3,012,143	3,012,143	$3,012,143
Foreign currency
translation
adjustments	-	-	-	63,513	-	-	63,513	63,513
Comprehensive income	-	-	-	-	-	-	-	$3,075,656
Balance March 31, 2009
(unaudited)	1	$1	$176,309	$1,152,545	$1,177,075	$13,868,452	$16,374,382

The accompanying notes are an integral part of these financial statements.

Attainment Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS AND ORGANIZATION

Attainment Holdings Limited (“Attainment”) is a holding company incorporated in the British Virgin Islands (“BVI”) on July 28, 2008.  Attainment had 50,000 capital shares authorized with $1.00 par value and one share issued and outstanding.  The sole shareholder of Attainment was Excel Profit Global Group Limited (“Excel Profit”), which in turn solely owned by Mr. To Chau Sum, a Hong Kong citizen.

Luck Loyal is a holding company incorporated in Hong Kong (“HK”) on October 15, 2004.  Luck Loyal had 10,000 shares authorized with one Hong Kong Dollar (“HKD”) par value and one share issued and outstanding.  The sole shareholder of Luck Loyal is Attainment.

YuePengCheng was incorporated in the City of Shenzhen of the People’s Republic of China (“PRC”) on November 19, 1999.  YuePengCheng mainly engages in production, marketing, sales and research and development of specialized micro-motor products for the domestic and international market.

Shenzhen YuePengDa Development Enterprises (“YuePengDa”), a company owned by the son of YuePengCheng and Luck Loyal’s Director, Ms. Jianrong Li (the “Director”); and Taiwan Qiling Shashi Enterprises (“Qiling”), a company owned by a relative of the director; were the original owners of YuePengCheng and held 75% and 25% of the total interest of YuePengCheng, respectively.

In November 2007, the Director caused Luck Loyal to enter into an ownership transfer agreement with Qiling. Pursuant to the agreement, Qiling transferred its 25% interest in YuePengCheng to Luck Loyal at a price of Chinese Renminbi (“RMB”) 2.5 million. In September 2008, in order to implement a capital restructuring program, the Director had Luck Loyal to acquire the remaining 75% ownership of YuePengCheng from YuePengDa under an ownership transfer agreement. Pursuant to the agreement, Luck Loyal paid YuePengDa RMB 7.5 million for the ownership transfer.  Thereafter, Luck Loyal became the sole owner of YuePengCheng.  Since these transactions were effected by parties under common control, the Company accounted for them as similar to a pooling of interest transaction, with a retroactive reduction in additional paid-in capital for the payments to the former owner, and the recording of a corresponding liability.

The Director agreed to convert the debt owed to her of RMB 7.5 million and RMB 2.5 million (approximately $1.3 million) into shares of China Electric Motor, Inc.’s common stock on the effective date of the public offering, with the conversion price to be equal to the per share price of the shares sold in China Electric Motor, Inc.’s public offering.

For accounting purpose, this transaction is being accounted as business combination of entities under common control and the historical financial statements include the operations of YuePengCheng for all periods presented.

Attainment and its subsidiaries – Luck Loyal and YuePengCheng shall be collectively referred throughout as the “Company.”

Attainment Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of Preparation

The consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation SX. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2008 and notes thereto contained in the Report on Form 8-K of the Company as filed with the United States Securities and Exchange Commission (the “SEC”). Interim results are not necessarily indicative of the results for the full year.

b.	Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions have been eliminated in consolidation.

c.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting year. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

d.	Fair Values of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, other current assets, taxes payable, accounts payable, accrued expenses and other payables. Management has estimated that the carrying amount approximates their fair value due to their short-term nature.

e.	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less.

f.	Accounts Receivable

Accounts receivables are recognized and carried at original invoiced amount less an allowance for uncollectible accounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debts percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the amount provided as the allowance was incorrect, an adjustment, classified as a change in estimate, is made.

g.	Inventories

Inventories are stated at the lower of cost, as determined on a weighted average basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management writes down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Attainment Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

h.	Property and Equipment
Property and equipment are initially recognized and recorded at cost. Gains or losses on disposals are reflected as gain or loss in the period of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets at cost less 5% for salvage value:

Machinery and Equipment	5 ~ 25 years
Office and Other Equipment	5 ~ 10 years

i.	Impairment of Long-Lived Assets

The Company accounts for impairment of plant and equipment and amortizable intangible assets in accordance with SFAS No. 144, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of,” which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

j.	Comprehensive Income

The Company has adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

k.	Revenue Recognition

The Company generates revenues from the sales of micro-motor products.  The Company recognizes revenue net of value added tax (VAT) when the earnings process is complete, as evidenced by an agreement with the customer, transfer of title, acceptance of ownership and assumption of risk of loss by the customer, as well as predetermined fixed pricing, persuasive evidence of an arrangement exists, and collection of the relevant receivable is probable. The Company includes shipping charges billed to customers in net revenue, and includes the related shipping costs in cost of sales. No return allowance is made as products returns are insignificant based on historical experience.

The Company does not provide different policies in terms warranties, credits, discounts, rebates, price protection, or similar privileges among customers. Orders are placed by both the distributors and OEMs and the products are delivered to the customers within 30-45 days of order, the Company does not provide price protection or right of return to the customers. The price of the products are predetermined and fixed based on contractual agreements, therefore the customers would be responsible for any loss if the customers are faced with sales price reductions and rapid technology obsolescence in the industry. The Company does not allow any discounts, credits, rebates or similar privileges.

The Company warrants the products sold to all customers for up to 1 year from the date the products leave the Company’s factory, under which the Company will pay for labor and parts, or offer a new or similar unit in exchange for a non-performing unit due to defects in material or workmanship.  The customers may also return products for a variety of reasons, such as damage to goods in transit, cosmetic imperfections and mechanical failures, if within the warranty period. There is no allowance for warranty on the products sales as historical costs incurred for warranty replacements and repairs have been insignificant.

l.	Research and Development Costs

Research and development costs are expensed to operations as incurred. The Company spent $368,580 and $197,212 on direct research and development (“R&D”) efforts in the three months ended March 31, 2009 and 2008, respectively.

Attainment Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

m.	Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes."  SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company adopted FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive  model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not file to file a return in a particular jurisdiction).

n.	Advertising Costs

The Company expenses advertising costs as incurred.  The Company incurred $148,459 and $79,825 on advertising expenses for the three months ended March 31, 2009 and 2008, respectively.

o.	Foreign Currency Translation

The functional currency of Attainment and Luck Loyal is the Hong Kong Dollar (“HKD”). They maintain their financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

The functional currency of YuePengCheng is the Renminbi (“RMB”), the PRC’s currency. It maintains its financial statements using its own functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of Attainment and Luck Loyal, which are prepared in HKD, are translated into the Company’s reporting currency, United States Dollars (“USD”); the financial statements of YuePengCheng, which are prepared in RMB, are translated into the Company’s reporting currency, USD. Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in stockholder’s equity.

Attainment Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

o.	Foreign Currency Translation (continued)

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period Covered	Balance Sheet Date Rates	Average Rates
Three Months Ended March 31, 2009	6.82560	6.82547
Three Months Ended March 31, 2008	7.00220	7.15461

The exchange rates used for foreign currency translation were as follows (USD$1 = HKD):

Period Covered	Balance Sheet Date Rates	Average Rates
Three Months Ended March 31, 2009	7.74999	7.75374
Three Months Ended March 31, 2008	7.77965	7.79423

p.	Recently adopted accounting pronouncements

In June 2008, the Financial Accounting Standards Board (“FASB”) issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”). FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings per share (“EPS”). FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Early application of EITF 03-6-1 is prohibited. It also requires that all prior-period EPS data be adjusted retrospectively. The adoption of this statement did not have a material impact on the Company’s consolidated financial position or results of operations.

In April 2008, the FASB issued Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”) which amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, Goodwill and Other Intangible Assets (“FAS No. 142”). FSP FAS 142-3 applies to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions. It removes a provision under FAS No. 142, requiring an entity to consider whether a contractual renewal or extension clause can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset. Instead, FSP FAS 142-3 requires that an entity consider its own experience in renewing similar arrangements. An entity would consider market participant assumptions regarding renewal if no such relevant experience exists. FSP FAS 142-3 is effective for year ends beginning after December 15, 2008 with early adoption prohibited. The adoption of this statement did not have a material impact on the Company’s consolidated financial position or results of operations.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of SPAS 161 did not have a material impact on the Company’s consolidated financial position or results of operations.

On December 4, 2007, the FASB issued SFAS No. 160, Noncontrolling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The adoption of this statement did not have a material impact on the Company’s consolidated financial position or results of operations.

Attainment Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

p.	Recently adopted accounting pronouncements

On December 4, 2007, the FASB issued SFAS No. 141R, Business Combinations (SFAS No. 141R). SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this statement did not have a material impact on the Company’s consolidated financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (“FSP 157-1”) and FASB Staff Position 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”). FSP 157-1 amends SFAS 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS 157 effective January 1, 2008 for all financial assets and liabilities as required. The adoption of SFAS No. 157 for non-financial assets and non-financial liabilities that are not measured at fair value on a recurring basis did not have a significant impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115,” (“SFAS 159”) which is effective for fiscal years beginning after November 15, 2007. SFAS 159 is an elective standard which permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings.  The Company has not elected the fair value option for any assets or liabilities under SFAS 159.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:
	March 31,	December 31,
	2009	2008
Accounts receivable-trade	$7,332,311	$5,243,033
Allowance for doubtful accounts	(3,244)	(3,248)
Accounts receivable-trade, net	$7,329,067	$5,239,785

The change in the allowance for doubtful accounts between the reporting periods, as of March 31, 2009, and December 31, 2008 is displayed as follows:

	March 31,	December 31,
	2009	2008
Beginning	$(3,248)	$(3,036)
Effect of exchange rate changes	4	(212)
Ending	$(3,244)	$(3,248)

Attainment Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 3 – ACCOUNTS RECEIVABLE (continued)

There were no bad debts written off for the three months ended March 31, 2009 and 2008 as there were no accounts receivable outstanding in excess of 90 days at March 31, 2009 and 2008. The aging of the accounts receivable (in thousands) is as follows:

	March 31,
	2009	2008
1-30 days	$7,332	$4,706
31-60 days	-	9
61-90 days	-	3
	$7,332	$4,718

NOTE 4 – INVENTORY

Inventory includes raw materials, work-in-process (“WIP”), and finished goods.  Finished goods contain direct material, direct labor and manufacturing overhead and do not contain general and administrative costs.

Inventory consists of the following:
	March 31,	December 31,
	2009	2008
Raw materials	$2,533,558	$2,524,124
Finished goods	2,588,990	2,544,534
Work-in-process	2,328,020	2,224,886
Inventory, net	$7,450,568	$7,293,544

NOTE 5 – PROPERTY AND EQUIPMENT

Property and Equipment consist of the following:
	March 31,	December 31,
	2009	2008
Machinery and equipment	$4,371,389	$4,314,429
Electronic, office and other equipment	182,745	182,963
Accumulated depreciation	(1,873,371)	(1,726,610)
Property and equipment, net	$2,680,763	$2,770,782

The depreciation expense for the three months ended March 31, 2009 and 2008 is as follows:

	Three months ended March 31,
	2009	2008
Cost of goods sold	$143,405	$116,890
Operating expenses	5,421	5,827
Total	$148,826	$122,717

Attainment Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 6 – DUE TO DIRECTOR

Due to director consists of the following:
	March 31,	December 31,
	2009	2008
Due to director - Li, Jianrong: Luck Loyal loans	$1,217,440	$1,339,337

In November 2007, Luck Loyal acquired a 25% ownership interest in YuePengCheng from Qiling; and in September 2008 acquired the remaining 75% ownership interest of YuePengCheng from YuePengDa Investment. Pursuant to the agreements, Luck Loyal paid Qiling and YuePengDa Investment RMB 2.5 million and RMB 7.5 million, respectively. These amounts were paid out by a director of Luck Loyal, Ms. Li, Jianrong, in 2007 and 2008.

On March 25, 2009, Ms. Li, Jianrong entered into an agreement to convert the debt above into corresponding equity of China Electric Motor, Inc. at the time of China Electric Motor, Inc.’s anticipated public offering of its common stock based on the per share offering price.

The imputed interest is as follows:
	Three months ended March 31,
	2009	2008
Imputed interest	$16,971	$5,941

NOTE 7 – STATUTORY RESERVES

As stipulated by the relevant laws and regulations for enterprises operating in PRC, the Company is required to make annual appropriations to a statutory surplus reserve fund. Specifically, the Company is required to allocate 10% of its profits after taxes, as determined in accordance with the PRC accounting standards applicable to the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the Company.

NOTE 8 – INCOME TAX

The Company is registered and entitled as a “Hi-Tech Corporation” in PRC.  The Company has tax advantages granted by the local government for corporate income taxes and sales taxes.   The Company is entitled to have a 50% reduction on the normal tax rate of 15% commencing year 2005 for the following three consecutive years.  The Company’s tax advantages were abolished after the Enterprise Income Tax Law that took effect on January 1, 2008. The Company’s prior tax rate of 15% was changed to a rate of 18% in 2008.

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized.  It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

	Three months ended March 31,
Current income tax expense:	2009	2008
PRC Enterprises Income Tax	$757,309	$390,398

Attainment Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 8 – INCOME TAX (continued)

A reconciliation between the income tax computed at the PRC statutory rate and the Group’s provision for income tax is as follows:

	Three months ended March 31,
	2009	2008
Preferential PRC income tax rate	20%	$18%

Effective January 1, 2008, the new "Law of the People's Republic of China on Enterprise Income Tax" was implemented. The new law requires that:

(i)	For all resident enterprises, domestic or foreign, the Enterprise Income Tax rate is unified 25%.
(ii)	Enterprises that are categorized as the "High Tech Enterprise" will have a reduced tax rate of 15%.
(iii)
From January 1, 2008 onwards, enterprises that enjoyed a preferential tax rate before, will need to adopt the new law within the next five years. Specifically; enterprises with a current preferential tax rate of 15% for 2007, the tax rate will be 18%, 20%, 22%, 24%, and 25% for the years ended December 31 2008, 2009, 2010, 2011, and 2012, respectively.

Accounting for Uncertainty in Income Taxes

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.

The Company may from time to time be assessed interest or penalties by major tax jurisdictions. In the event it receives an assessment for interest and/or penalties, it will be classified in the financial statements as tax expense.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company leases its factory premises and staff quarters for approximately $300,000 per year. These operating leases expire on December 31, 2010.

Rent expense for these leases was $76,667 and $74,731 for the three months ended March 31, 2009 and 2008, respectively.

NOTE 10 – OPERATING RISK

Country Risk

The Company has significant investments in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in have a material adverse effect upon the Company’s business and financial condition.

Attainment Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 10 – OPERATING RISK (continued)

Concentration of Credit Risk

A significant portion of the Company’s cash is maintained at various financial institutions in the PRC which do not provide insurance for amounts on deposit.  The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

The Company operates principally in the PRC and grants credit to its customers in this geographic region. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

For the three months ended March 31, 2009, nine customers that each accounted for at least 5% of the revenues that the Company generated, with two of the nine customers accounting for at least 10% of total revenue.

For the year ended December 31, 2008, three customers accounted for 11%, 10% and 10% of total sales, respectively. At December 31, 2008 those three customers accounted for 11%, 9%, and 10% of trade receivables, respectively.

NOTE 11– SEGMENT INFORMATION AND GEOGRAPHIC INFORMATION

The Company has not segregated business units for managing different products and services that the Company has been carrying and selling on the market.  The assets and resources of the Company have been utilized, on a corporate basis, for overall operations of the Company.  The Company has not segregated its operating assets by segments as it is impracticable to do so since the same assets are used to produce products as one segment.

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operating results solely by monthly revenue (but not by sub-product type or geographic area) and operating results of the Company and, as such, the Company has determined that the Company has one operating segment as defined by SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information ”

The geographic information for revenue is as follows:

	Three months ended March 31,
	2009		2008
China Mainland	$10,229,819	54.1%	$6,467,720	56.2%
Korea	4,719,110	25.0%	2,945,666	25.6%
Hong Kong	3,944,217	20.9%	2,093,309	18.2%
Total	$18,893,146		$11,506,695

The geographic information for accounts receivables which are classified based on the customers is as follows:

	March 31,
	2009	2008
China Mainland	$4,304,541	$2,827,662
Korea	1,631,950	1,141,443
Hong Kong	1,392,576	745,401
Total	$7,329,067	$4,714,506

Attainment Holdings Limited and Subsidiaries
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the three months ended March 31, 2009 and 2008 are unaudited)

NOTE 12 – SUBSIDIARY DIVIDENDS PAID PRIOR TO SHARE EXCHANGE

In January 31, 2007, the Company declared dividends of $1,287,700.  The dividends were paid out in May 2007 to its current owners.

In January 31, 2008, the Company declared dividends of $2,088,600.  The dividends were paid out in May 2008 to its current owners.

NOTE 13 – SUBSEQUENT EVENTS

On March 3, 2009, Attainment and its sole shareholder entered into a share exchange agreement with SRKP 21, Inc., a Delaware corporation, whereby SRKP 21, Inc. agreed to issue approximately 17 million shares of its common stock in exchange all of the issued and outstanding securities of Attainment (the “Share Exchange”). The Share Exchange closed in May 6, 2009. Upon the closing of the Share Exchange, SRKP 21 issued an aggregate of 11,069,260 shares of its common stock to Attainment and certain designees in exchange for all of the issued and outstanding securities of Attainment. Immediately after the closing of the Share Exchange, SRKP 21 changed its corporate name from “SRKP 21, Inc.” to “China Electric Motor, Inc.” For accounting purposes, the Share Exchange will be treated as a reverse acquisition.